Exhibit 10.5

SERVICE AGREEMENT

PARTY A “EdisonFuture Motor Inc.”, an entity incorporated under the laws of Delaware US, and Party B “Ultimate Automotive Engineering Inc.” an entity incorporated under the laws of California US, desire to enter into this Agreement to permit PARTY A to use Party B’s products and services as further set forth in this Agreement. This Agreement consists of the following terms which are detailed below.

1.	DEFINITIONS

1.1.	“Data Privacy Laws” means any state or national law or regulation protecting the privacy, confidentiality, or security of Personal Information.

1.2.	“PARTY A Data” means the content, information and data pertaining to PARTY A and/or PARTY A Customers that is submitted to or accessed by Party B pursuant to this Agreement. PARTY A Data may include, but is not limited to the following, PARTY A Sensitive Information, Confidential Information (as defined within the Non-Disclosure Agreement incorporated herein), and Personal Information.

1.3.	“PARTY A Sensitive Information” means PARTY A Confidential Information, Intellectual Property, PARTY A Customer data, and Personal Information.

1.4.	“Days” means calendar days.

1.5.	“Documentation” means the written specification documents used in conjunction with Party B's Products or Services, related but not limited to the development, use, maintenance, operation, or modification thereof, etc.

1.6.	“Maintenance and Support” means updates, upgrades, etc. and technical support provided for the Products and Services that Party B is required to provide to PARTY A as specified in this agreement.

2.	PRICING AND Payment Schedule

2.1.	Total Price. Subject to the terms and conditions of this Agreement, after Party A approves the deliverables and receives a valid invoice, Party B will be entitled to a total remuneration of 1.48 million USD(United States dollar).

2.2.	Payment Schedule. Payment will be made in Three installments.

After receiving the first edition of functional requirements and accepted by Party A, Party A shall pay 44.9% of the total payment, that is $665,000 USD as the buyout fee.

Parties further agree to a compensation of $420,500 USD due and payable to Party B, to be paid through common stock issued by Phoenix Motor Inc with the specific payment terms be separately outlined in a purchase agreement between the Party B and Phoenix Motor Inc, .and the remaining $244,500 is payable separately by cash.

After receiving written instructions from Party A, Party B will submit the final edition of functional requirements. After receiving the final edition of functional requirements, Party A shall pay 49.6% of the total payment, that is $733,500USD.

After acceptance of deliverables, Party A shall pay 5.5% of the total payment, that is $81,500 USD.

3.	CURRENCY

It is the intent of the Parties that all quotations, invoices and payments shall be in the local country currency of the PARTY A business unit location where the Products and Services were ordered, unless mutually agreed otherwise by the Parties.

4.	TAXES AND EXPENSES

4.1.	Each Party will be responsible, as required under applicable law, for identifying and paying all taxes that are imposed on that Party upon or with respect to the payments made under this Agreement.

4.2.	PARTY A shall not be responsible for any of Party B’s taxes related to personal wages, including but not limited to, withholding or other taxes related to federal or state income tax, social security benefits, or unemployment compensation.

4.3.	PARTY A shall be entitled to contest, pursuant to applicable law and at its own expense, any taxes it is ultimately obligated to pay, and Party B shall reasonably cooperate with any such contest.

4.4.	Party B Taxes. Party B shall be responsible for determining the applicability of any sales, use, value-added taxes, excise or similar transactional taxes that may be applicable to the performance of the Agreement, if any. Party B shall clearly and separately state any such applicable taxes on the same invoice that states the corresponding products or services. Party B shall pay all applicable taxes from the funds received from PARTY A to the appropriate tax authority.

5.	INVOICING

5.1.	Invoice Submission. Party B shall submit invoices timely in accordance with this agreement unless stated otherwise. Party B’s invoice shall be delivered to the PARTY A billing location specified on the applicable Purchase Order.

5.2.	Party B’s invoices shall be in such a form so as to meet local tax requirements where Party A operates the business to ensure Party A’s deductibility and tax recovery, where applicable.

5.3.	Payment Terms. Unless otherwise agreed, the undisputed amount of an invoice will be due within ten (10) days after PARTY A’s receipt of a valid, complete and properly documented conforming Invoice confirmed by PARTY A (a “Conforming Invoice”). Payments shall be made by telegraphic transfer to Party B's bank account.

5.4.	PARTY A reserves the right to reject, in whole or in part, any Party B invoice which is not a Conforming Invoice. If an invoice is rejected by PARTY A, Party B shall re-submit a corrected invoice within five (5) Days.

6.	Service description

6.1.	Scope

The service scope of this project mainly includes the functional requirements of In-Vehicle Infotainment domain (IVI domain), Advanced Driver Assistance System domain (ADAS domain) and Network communication design of the ground up design GEN 5.0 project that Party A plans to develop.

6.2.	Design Responsibility

Party B shall be responsible for:

IVI domain functional requirement design.

ADAS domain functional requirement design.

Network design.

6.3.	Requirements of Progress

Party B shall carry out the development work according to the key time points of the project, which are as follows:

No.	Tentative Milestone		Description
1	August 15, 2022	Project Kickoff	Project plan and technical scheme
2	December 31, 2023	First edition functional requirements	Delivery of First edition functional requirements
3	October 30, 2024	Final functional requirements	Delivery of Final functional requirements
4	December 30, 2024	Project acceptance evaluation	Project acceptance summary

Note: During the implementation of the project, the parties shall negotiate separately if any milestone changes.

6.4.	Technical Requirements

6.4.1 Function List design of IVI/ADAS domain.

According to Party A's vehicle configuration table and other information input, Party B is responsible for the design of the vehicle IVI、ADAS domain function list.

The function list mainly includes the following contents:

①Function ID.

②Functional System.

③Main function

④Sub-function.

⑤Function Description.

	Party A	Party B
Scope	Function list design of IVI and ADAS domain
Work Content (Division of labour)	To provide export country regulatory requirements and vehicle configuration table(R)	IVI、ADAS domain function list design(R)
Deliverables (format)	--	E/E function list(excel)
R-Responsible，A-Approve，S-Support，I-Informed，C-Consult

6.4.2 IVI、ADAS function Design.

Function design is the design basis of forward development. According to the IVI、ADAS function list and their own mass production experience, Party B should conduct Use Case (hereafter refers to UC for short) analysis on the functions of each subsystem based on the function scenarios, define the function scenarios and the scope of application of the scenarios, and define implementation strategy of functions.

The functional specification should include the following:

①Compiling, reviewing and approving information.

②Version record, including version number, change record, person of preparation, date, etc.

③Documentation introduction, including purpose, scope of application, target audience, reference documents, terms and abbreviations, etc.

④Function use case scenario, which defines preconditions, basic event flow, and exceptional event flow of the function scenario.

⑤Function implementation logic, including partial complex function state machine, function state jump definition, etc.

⑥Functional requirements include: function overview, trigger conditions, feedback information and closing conditions.

⑦Non-functional requirements include power mode, installation requirements, diagnostic requirements, regulatory requirements, and other requirements.

	Party A	Party B
Scope	IVI、ADAS functional specification design
Work Content (Division of labour)	--	IVI、ADAS functional specification design(R)
Deliverables (format)	--	IVI、ADAS functional specification（.word）
R-Responsible，A-Approve，S-Support，I-Informed，C-Consult

6.4.3 IVI、ADAS function realization design. IVI、ADAS

Party B shall, based on its previous project experience and party A's existing component technical data, formulate design specifications for functional realization, which shall include the following contents:

①Define function allocation and function implementation scheme.

②Component interaction diagram.

③Definition of interactive signals.

	Party A	Party B
Scope	Function realization design
Work Content (Division of labour)	Review and confirm the function realization specification (A)	IVI、ADAS function realization specification design (R)
Deliverables (format)	--	IVI、ADAS function realization (.docx)
R-Responsible，A-Approve，S-Support，I-Informed，C-Consult

6.4.4 IVI、ADAS Component Functional Requirement Design. IVI、ADAS

Based on the results of functional design, Party B should complete the specification design of ECUs function requirement.

ECUs functional requirements specifications need to include the following:

①ECU's input interface information.

②ECU output interface information.

③Strategy of functional logic implemented by ECU.

④Function requirement should meet the relevant requirements of the mandatory regulations of the domestic automobile industry.

	Party A	Party B
Scope	IVI、ADAS Component functional requirement design
Work Content (Division of labour)	--	Develop and validate ECU functional specification (R)
Deliverables (format)	--	ECU Functional Specification (.docx) Issue List (.xlsx)
R-Responsible，A-Approve，S-Support，I-Informed，C-Consult

6.4.5 Network Development.

6.4.5.1 Network topology design.

Party B shall, according to vehicle design requirements, formulate a feasible network topology scheme and design the network topology. This stage mainly outputs the network topology architecture benchmarking report and network topology scheme.

6.4.5.2 Network Design.

The CAN network communication requirements specification includes physical layer, data link layer, interaction layer and network fault handling. This specification is one of the platform generalization specifications. The platform generalization specification can be reused for all models on the network platform. Party B completes the CAN/CANFD/LIN requirement specification design, including but not limited to:

①CAN/CANFD communication requirements specification .

②CAN/CANFD network management requirements specification.

③CAN/CANFD Gateway Requirements Specification.

④LIN BUS communication requirements specification.

6.4.5.3 CAN/CANFD/LIN Communication Matrix and DBC design. CAN/CANFD/LIN

Party B needs to define the signal list and communication matrix of the whole vehicle network node based on its own experience and project requirements, and prepare the GW routing requirement documents. They are:

①CAN/CANFD signal list design, including signal definition, layout, ID, cycle and other designs, to meet the development of parts.

②LIN signal list design, including signal definition, layout, ID, cycle and other designs, to meet the development of ECUs.

③Routing specification and routing table design, including routing between CAN, CAN FD, LIN communications, including signal routing and message routing。

④Communication database design work, including DBC, LDF files. etc.

⑤Communication simulation work, analysis of message and signal transmission delay simulation, to evaluate the impact and optimization of functions.

Party B provides tools for converting Excel signal list to CAN and LIN database files.

6.4.5.4 Communication design RASIC.

	Party A	Party B
Scope	Network Development
Work Content (Division of labour)	Provide vehicle configuration table (R)	Defining network topology for vehicles with different configurations (R) Vehicle Ethernet Design（R） CAN/LIN/CANFD Design（R）
Deliverables (format)	--

Network Topology（PDF/Visio）

CANFD communication requirements specification

CANFD network management requirements specification（word）

CANFD Gateway Requirements Specification（word）

LIN bus communication requirement specification（word）

CAN (CANFD)/LIN network communication matrix（XLS）

CAN(CANFD)/LIN network communication database（*.DBC/*.LDF）

R-Responsible，A-Approve，S-Support，I-Informed，C-Consult

7.	INTELLECTUAL PROPERTY

7.1.	Ownership of Deliverables. Party B agrees to authorize Party A to use the intellectual property rights related to the project, and the scope of use is limited to the corresponding models of the project

7.2.	Product Development. Nothing in this Agreement shall be deemed to prohibit or prevent PARTY A from independently designing, developing, producing, using or marketing products similar in form or function to the products furnished by Party B.

8.	FORCE MAJEURE

Subject to the provisions of this section, neither Party will be liable for any failure, delay, or default in performance of any obligation of a Party to the Agreement to the extent that such failure, delay or default is attributable to an act or omission beyond the control and without the fault or negligence of such Party. Such causes include, war; acts of terrorism; riot or civil disturbance; earthquake and other like or similar natural disaster (“Force Majeure Event”).

9.	DATA PROTECTION AND PRIVACY

For the purposes of Services and Product that Party B provides to PARTY A, under the terms of this Agreement, the following shall apply:

9.1.	Compliance with Data Privacy Laws. Party B agrees that it will not Process any Personal Information for any other purpose other than for the specific purposes of performing the Services specified in this Agreement without specific written instructions from PARTY A. In addition, to the extent applicable to Party B, Party B agrees to comply with any requirements of any applicable Data Privacy Law regarding the collection, storage, use, transfer, security, or processing of Personal Information.

9.2.	Safeguards for Personal Information. Party B will develop, implement, maintain, and use administrative, technical, and physical safeguards, as deemed appropriate by PARTY A. To the extent no specific instructions are provided by PARTY A, such safeguards shall meet all applicable legal standards (including any encryption requirements imposed by law) and shall meet or exceed accepted security standards in the industry, such as ISO 27001/27002.

10.	GENERAL PROVISIONS

10.1.	Anti-Corruption Laws. PARTY A advises Party B that PARTY A is subject to the US Foreign Corrupt Practices Act ("FCPA"), as well as other global anti-corruption laws. These laws prohibit the payment or promise of payment of anything of value by PARTY A or its Affiliates, either directly or indirectly, to the representative of a commercial entity or an official of a foreign government, foreign political party, party official, or candidate for foreign office, for the purpose of influencing any act or decision in their official capacity, or inducing that official to use their influence with a foreign government to assist PARTY A or its Affiliates, in obtaining, retaining, or directing business to any person, or in securing any improper business advantage. Party B agrees that it will not take any action which could cause PARTY A to be in violation of the FCPA, UKBA or any other applicable anti-corruption law or regulation. If Party B becomes aware of any such violation, it will immediately notify PARTY A.

10.2.	Language. This Agreement is drafted in English and Chinese. The English version shall govern if conflicts.

10.3.	Export, Import.

Each Party specifically acknowledges that equipment, Products, and certain Confidential Information (“Technical Data”) are subject to United States export controls, including the Export Administration Regulations, 15 C.F.R. Parts 730-744. Each Party shall comply with all requirements of the U.S. export control laws and regulations.

10.4 Applicable Law and Dispute Resolution

This Agreement and all disputes between parties shall be governed by and interpreted in accordance with the internal laws of the State of California, without reference to California’s conflict of laws principles. For all litigation of disputes or controversies which may arise between parties, PARTY A and PARTY B consent to the exclusive jurisdiction of the courts of the State of California and the United States district courts sitting in the State of California, and agree that any and all such disputes and controversies shall be determined exclusively by one of such courts.

11.	COUNTERPARTS

This Agreement may be executed in counterparts, all of which shall be considered an original and shall constitute one agreement. The signature of each Party may be delivered by scanned image (e.g. .pdf or .tiff file extension name) as an attachment to electronic mail (email) and such scanned signature shall be treated in all respects as having the same effect as an original inked signature.

[Signature page follows]

PARTY A		PARTY B

By:	/s/ Xiaofeng Peng	By:	/s/ Ye Tian
	Authorized Signature		Authorized Signature

Name:	Xiaofeng Peng	Name:	Ye Tian
Title:	CEO	Title:	President
Date:	December 29, 2023	Date:	December 29, 2023